Exhibit 4.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (A) IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (II) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR (B) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES; PROVIDED THAT THE HOLDER COMPLIES WITH ALL APPLICABLE LAWS AND REGULATIONS APPLICABLE TO SUCH TRANSACTION. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 3(c)(iii) AND SECTION 18(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT. PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), Lim Sin Foo, Harris, CHIEF EXECUTIVE OFFICER OF THE COMPANY, SHALL, BEGINNING NO LATER THAN TEN (10) DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDERS UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). SUCH OFFICER MAY BE REACHED AT TELEPHONE NUMBER +65 6531 0075.

FAST TRACK GROUP

SENIOR CONVERTIBLE NOTE

Issuance Date: July 8, 2026	Original Principal Amount: $1,666,666.67

FOR VALUE RECEIVED, Fast Track Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), hereby promises to pay to the order of 3i, LP, a Delaware limited partnership, or its registered assigns (the “Holder”) the amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) and all interest accrued hereunder (“Interest”) at the Interest Rate (as defined below) when due, whether upon the Maturity Date (as defined below), on any Installment Date (as defined below) with respect to the Installment Amount (as defined below) due on such Installment Date, or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof) and, upon the occurrence of an Event of Default (as defined below), to pay Interest on any outstanding Principal at the Default Rate (as defined below), from the date set forth above as the Issuance Date (the “Issuance Date”) or, in the case of Interest at the Default Rate (as defined below), from the date of the applicable Event of Default (as defined below), until the same becomes due and payable, whether upon the Maturity Date, on any Installment Date with respect to the Installment Amount due on such Installment Date, or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Convertible Note (including all Senior Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of several Senior Convertible Notes issued pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of July 8, 2026 (the “Subscription Date”), by and among the Company and the investors referred to therein, as amended from time to time (collectively, the “Notes,” and such other Convertible Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 31 and capitalized terms not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

1. PAYMENT OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest (including Default Interest, if applicable), accrued and unpaid Late Charges on such Principal and Interest and the Make-Whole Amount. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest, accrued and unpaid Late Charges on Principal and Interest, if any, or Make-Whole Amount.

2. INTEREST; INTEREST RATE.

(a) This Note was issued with a ten percent (10%) original issue discount as described in the Securities Purchase Agreement. This Note shall bear interest at the rate of six percent (6%) per annum (the “Interest Rate”) except upon the occurrence (and during the continuance) of an Event of Default, in which case this Note shall bear interest from the date of such Event of Default at a rate of the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum legal rate (the “Default Rate” and all such Interest accrued at the Default Rate, the “Default Interest”) of the then-outstanding Principal. In the event that such Event of Default is subsequently cured or waived in accordance with the terms of this Note (and no other Event of Default then exists (including, without limitation, as a result of the Company’s failure to pay Interest at the Default Rate on the applicable Installment Date in connection with such Event of Default)), Interest hereunder at the Default Rate shall cease to accrue as of the calendar day immediately following the date on which such Event of Default is cured or waived (and shall instead revert to the Interest Rate); provided that the Interest as calculated and unpaid during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure or waiver of such Event of Default.

(b) Interest on this Note shall commence accruing on the Issuance Date. Interest shall be computed on the basis of a 360-day year and twelve 30-day months. Interest shall be due and payable upon the entire Original Principal Amount through and including the Maturity Date (including any extensions thereof).

3. CONVERSION OF NOTES. At any time after the Issuance Date, this Note shall be convertible into Ordinary Shares on the terms and subject to the conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert all or any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid, and non-assessable Ordinary Shares in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of an Ordinary Share upon any conversion. If the issuance would result in the issuance of a fraction of an Ordinary Share, the Company shall round such fraction of an Ordinary Share up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Ordinary Shares upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of Ordinary Shares issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (x) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (y) the Make-Whole Amount, if any (and without duplication of the Interest set forth in subsection (z) of this provision) and (z) all accrued and unpaid Interest with respect to such portion of such Principal, and accrued and unpaid Late Charges with respect to such portion of such Principal and such Make-Whole Amount and Interest, if any.

(ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $0.5375 per share, subject to adjustment as provided herein.

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(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into Ordinary Shares on any date (a “Conversion Date”), the Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed conversion notice in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 3(c)(iii), within two (2) Trading Days following a conversion of this Note, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 18(b)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit via electronic mail an acknowledgment of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”), and instruct the Transfer Agent to process such Conversion Notice in accordance with the terms herein and provide confirmation as to whether such Ordinary Shares may then be resold pursuant to Rule 144 under the Securities Act (“Rule 144”) or an effective registration statement. On or before the second (2nd) Trading Day following the date on which the Company has received a Conversion Notice (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such Ordinary Shares issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Company shall (I) if the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of Ordinary Shares to which the Holder shall be entitled pursuant to such conversion to the Holder’s (or its designee’s) account with DTC through its Deposit/Withdrawal at Custodian system, or (II) if the Transfer Agent is not participating in FAST, upon the request of the Holder, issue and deliver (via nationally recognized overnight delivery service) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder (or its designee), evidencing the number of Ordinary Shares to which the Holder shall be entitled pursuant to such conversion. If this Note is physically surrendered for conversion pursuant to Section 3(c)(iii) and the outstanding Principal is greater than the Principal portion of the Conversion Amount being converted, then the Company shall, as soon as practicable, and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 18(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the Ordinary Shares issuable upon conversion of this Note shall be treated for all purposes as the record holder or holders of such Ordinary Shares on the Conversion Date. Notwithstanding anything to the contrary contained in this Note or the Registration Rights Agreement (as defined in the Securities Purchase Agreement), within five (5) days after the effective date of the Registration Statement (as defined in the Registration Rights Agreement), the Company shall cause the Transfer Agent to deliver unlegended Ordinary Shares to the Holder (or its designee) in connection with any sale of Registrable Securities (as defined in the Registration Rights Agreement) with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled.

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(ii) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, either (I)(1) if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of Ordinary Shares to which the Holder is entitled and register such Ordinary Shares on the Company’s share register or, (2) if the Transfer Agent is participating in FAST, to credit the account of the Holder (or its designee) with DTC for such number of Ordinary Shares to which the Holder is entitled upon the Holder’s conversion of this Note, as the case may be, or (II) if the Registration Statement covering the resale of the Ordinary Shares that are the subject of the Conversion Notice (the “Unavailable Conversion Shares”) is not available for the resale of such Unavailable Conversion Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify the Holder and (y) deliver the Ordinary Shares electronically without any restrictive legend by crediting such aggregate number of Ordinary Shares to which the Holder is entitled pursuant to such conversion to the Holder’s (or its designee’s) account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred to as a “Notice Failure” and together with the event described in clause (I) above, a “Conversion Failure”), then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day after such Share Delivery Deadline that the issuance of such Ordinary Shares is not timely effected an amount equal to 0.05% of the product of (x) the sum of the number of Ordinary Shares not issued to the Holder on or prior to the Share Delivery Deadline and to which the Holder is entitled, multiplied by (y) the VWAP of the Ordinary Shares during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Deadline, and (2) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline either (A)(1) if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such Ordinary Shares on the Company’s share register or, (2) if the Transfer Agent is participating in FAST, the Transfer Agent shall fail to credit the account of the Holder (or its designee) with DTC for the number of Ordinary Shares to which the Holder is entitled upon the Holder’s conversion hereunder or pursuant to the Company’s obligation pursuant to clause (II) below, or (B) a Notice Failure occurs, and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) Ordinary Shares corresponding to all or any portion of the number of Ordinary Shares issuable upon such conversion that the Holder is entitled to receive from the Company and has not received from the Company in connection with, or as a result of, such Conversion Failure or Notice Failure, as applicable (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after receipt of the Holder’s request and in the Holder’s sole discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Ordinary Shares so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such Ordinary Shares), or credit the account of such Holder (or its designee) with DTC for the number of Ordinary Shares to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such Ordinary Shares) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder a certificate representing such Ordinary Shares or credit the account of such Holder (or its designee) with DTC for the number of Ordinary Shares to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of Ordinary Shares multiplied by (y) the VWAP of the Ordinary Shares during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II) (the “Buy-In Payment Amount”). Nothing in this Section 3(c)(ii) shall limit the Holder’s right to pursue any other remedies available to it hereunder, whether at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver a certificate representing Ordinary Shares, or to electronically deliver such Ordinary Shares, upon the conversion of this Note as required pursuant to the terms hereof.

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(iii) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal, Make-Whole Amount and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 18, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3(c)(i)), or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records confirming the Principal, Make-Whole Amount, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. If the Company does not update the Register to record such Principal, Make-Whole Amount, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of Ordinary Shares issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of Ordinary Shares not in dispute and resolve such dispute in accordance with Section 23.

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(d) Limitations on Conversions. The Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Ordinary Shares outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned by the Holder and the other Attribution Parties shall include the number of Ordinary Shares held by the Holder and all other Attribution Parties plus the number of Ordinary Shares issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude Ordinary Shares which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible preferred shares or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d). For purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding Ordinary Shares the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding Ordinary Shares as reflected in (x) the Company’s most recent Annual Report on Form 20-F, report on Form 6-K, or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company, or (z) any other more recent written notice by the Company or the Transfer Agent, if any, setting forth the number of Ordinary Shares outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding Ordinary Shares is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of Ordinary Shares then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(d), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Ordinary Shares to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall, within one (1) Business Day of such request, via electronic mail to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Ordinary Shares to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding Ordinary Shares (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease shall apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the Ordinary Shares issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

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4. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default” and each of the events in clauses (vii), (viii) and (ix) shall constitute a “Bankruptcy Event of Default”:

(i) the suspension from trading or the failure of the Ordinary Shares to be listed for trading on an Eligible Market for a period of five (5) consecutive Trading Days;

(ii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of Ordinary Shares within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be) or (B) notice, written or oral, to any holder of the Notes, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into Ordinary Shares that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3(d);

(iii) except to the extent the Company is in compliance with Section 10(b) below, at any time following the fifteenth (15th) consecutive day that the Holder’s Authorized Share Allocation (as defined in Section 10(a) below) is less than the sum of the number of Ordinary Shares that the Holder would be entitled to receive upon a conversion of the then applicable full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

(iv) the Company’s or any Subsidiary’s failure to pay to the Holder any amount of Principal, Make-Whole Amount, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s or any Subsidiary’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least ten (10) Trading Days;

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(v) the Company fails to remove any restrictive legend on any certificate or any Ordinary Shares issued to the Holder upon conversion of any Notes acquired by the Holder under the Securities Purchase Agreement as and when required by such Notes or the Securities Purchase Agreement, and any such failure remains uncured for at least ten (10) days;

(vi) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $500,000 of Indebtedness of the Company or any of its Subsidiaries, other than with respect to any Other Notes;

(vii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within forty-five (45) days of their initiation;

(viii) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(ix) the entry by a court of (A) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, (B) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law, or (C) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for forty-five (45) consecutive days;

(x) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within forty-five (45) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within forty-five (45) days after the expiration of such stay;

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(xi) the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $500,000 due to any third party or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $500,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a Material Adverse Effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

(xii) the failure of the applicable Registration Statement to be filed with the SEC on or prior to the date that is five (5) Trading Days after the applicable Filing Deadline (as defined in the Registration Rights Agreement) or the failure of the applicable Registration Statement to be declared effective by the SEC on or prior to the date that is five (5) Trading Days after the Effectiveness Deadline (as defined in the Registration Rights Agreement);

(xiii) other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches any representation or warranty, or any covenant or other term or condition of any Transaction Document, subject to any applicable grace period set forth therein where any such breach would result in a Material Adverse Effect;

(xiv) a false or inaccurate representation or certification by the Company as to whether any Event of Default has occurred;

(xv) any breach by the Company or any Subsidiary of, or failure to comply with, any provision of Section 13 of this Note, which breach or failure has a Material Adverse Effect;

(xvi) any action taken by governmental or regulatory authorities or any issuance of any order by such authorities (whether or not such action or order is publicly disclosed) that materially restricts or prohibits the Company’s ability to conduct its primary business or the issuance, conversion or trading of the securities issuable under this Note;

(xvii) any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company or any Subsidiary and such lack of validity or enforceability materially diminishes the benefit of the bargain to the holder of this Note of the transactions contemplated by the Transaction Documents, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document; or

(xviii) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

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(b) Event of Default Notice; Redemption or Conversion Upon Event of Default. Upon the occurrence of an Event of Default with respect to this Note (or any Other Note), the Company shall, within one (1) Business Day deliver written notice thereof via electronic mail and overnight courier to the Holder (an “Event of Default Notice”). At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may (i) either require the Company to redeem (to the extent such Event of Default has not been cured) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem, (ii) or convert all or any portion of this Note by delivering a Conversion Notice to the Company pursuant to the procedure set forth in Section 3(c)(i), at a price equal to the Event of Default Conversion Price. Each portion of this Note subject to redemption or conversion by the Company pursuant to this Section 4(b) shall be redeemed or converted by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the quotient of (a) the Conversion Amount to be redeemed divided by (b) the Event of Default Conversion Price multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Ordinary Shares on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4(b) (the “Event of Default Redemption Price”). “Event of Default Conversion Price” means, with respect to any Event of Default, that price which shall be the lower of (i) the applicable Conversion Price in effect on the date of Event of Default, and (ii) eighty-five percent (85%) of the lowest VWAP of the Ordinary Shares during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Event of Default Redemption Notice (the “Event of Default Measuring Period”), all such determinations to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the Ordinary Shares during such Event of Default Measuring Period. Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 11. Conversions required to be made by this Section 4(b) shall be made in accordance with the provisions of Section 3. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4(b), but subject to the beneficial ownership limitation in Section 3(d), until the Event of Default Redemption Price (together with any Late Charges thereon and Make-Whole Amount) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any Late Charges thereon and Make-Whole Amount) may be converted, in whole or in part, by the Holder into Ordinary Shares pursuant to the terms of this Note. In the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption of this Note upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved.

(c) Mandatory Redemption Upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing (i) all outstanding Principal, accrued and unpaid Interest (including Default Interest, as applicable), Make-Whole Amount and accrued and unpaid Late Charges on such Principal, Make-Whole Amount and Interest, multiplied by (ii) the Redemption Premium, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity, provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

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5. RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each Holder, in exchange for such Notes, a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the Principal then outstanding and the Interest Rate of the Notes held by the Holder, having similar conversion rights as the Notes and having similar ranking and security to the Notes, and reasonably satisfactory to the Holder, and (ii) the Successor Entity (or its Parent Entity, as applicable) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the Ordinary Shares (or other securities, cash, assets or other property (except for such items issuable under Sections 6 and 15, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (or its Parent Entity, as applicable) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5(a) to permit the Fundamental Transaction without the assumption of this Note. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

(b) Notice of a Change of Control; Redemption Right. No later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via electronic mail and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice or the Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending ten (10) Trading Days after the later of (A) the date of consummation of such Change of Control, (B) the date of receipt of such Change of Control Notice or (C) the date of the announcement of such Change of Control, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the product of (x) the Change of Control Redemption Premium multiplied by (y) the Conversion Amount being redeemed (the “Change of Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 11 and shall have priority to payments to shareholders in connection with such Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price (together with any Late Charges thereon and Make-Whole Amount) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Ordinary Shares pursuant to Section 3. In the event of the Company’s redemption of any portion of this Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

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6. RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 7 below, if at any time the Company grants, issues, or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Ordinary Shares (the “Purchase Rights”), then the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note (pursuant to Section 3(d) or otherwise)) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights, provided, however, that to the extent the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, the Holder shall not be entitled to participate in such Purchase Right to the extent that it would cause the Holder to exceed the Maximum Percentage (and shall not be entitled to beneficial ownership of such Ordinary Shares as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation.

(b) Other Corporate Events. In addition to, and not in substitution for, any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Ordinary Shares are entitled to receive securities or other assets with respect to or in exchange for Ordinary Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder shall thereafter have the right to receive, upon a conversion of this Note, at the Holder’s option (i) in addition to the Ordinary Shares receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such Ordinary Shares had such Ordinary Shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note pursuant to Section 3(d) or otherwise), or (ii) in lieu of the Ordinary Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of Ordinary Shares in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to Ordinary Shares) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

7. RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Record Date. If the Company takes a record of the holders of Ordinary Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Ordinary Shares, Options or Convertible Securities, or (B) to subscribe for or purchase Ordinary Shares, preferred shares of the Company, Options, or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

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(b) Adjustment of Conversion Price upon Subdivision or Combination of Ordinary Shares. Without limiting any provision of Section 6, Section 7(a) or Section 15, if the Company at any time on or after the Subscription Date subdivides (by any share split, share dividend, share combination, recapitalization or other similar transaction) one or more classes of its outstanding Ordinary Shares into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced. Without limiting any provision of Section 6, Section 7(a) or Section 15, if the Company at any time on or after the Subscription Date combines (by any share split, share dividend, share combination, recapitalization or other similar transaction) one or more classes of its outstanding Ordinary Shares into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. Any adjustment pursuant to this Section 7(b) shall become effective immediately after the effective date of such share split, share dividend, share combination or similar transaction. If any event requiring an adjustment under this Section 7(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect the occurrence of such event.

(c) Subsequent Equity Sales. If, at any time while this Note is outstanding, the Company or any Subsidiary, as applicable, sells or grants any Option to purchase, or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any Option to purchase or other disposition), any Ordinary Shares or Ordinary Share Equivalents (as defined in the Securities Purchase Agreement) entitling any Person to acquire Ordinary Shares at an effective price per share that is lower than the Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Ordinary Shares or Ordinary Share Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, Options or rights per share which are issued in connection with such issuance, be entitled to receive Ordinary Shares at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance, the Conversion Price shall be reduced to equal the Base Conversion Price (subject to adjustment for reverse and forward share splits, recapitalizations and similar transactions following the date of the Securities Purchase Agreement). The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Ordinary Shares or Ordinary Share Equivalents subject to this Section 7(c) indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 7(c) upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Conversion Notice. Notwithstanding the foregoing, this Section 7(c) shall not apply in respect of any Excluded Securities.

(d) Share Combination Event Adjustments. If at any time and from time to time on or after the Issuance Date there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the Ordinary Shares (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the Event Market Price is less than the Conversion Price then in effect (after giving effect to the adjustment in Section 7(b) above), then on the sixteenth (16th) Trading Day immediately following such Share Combination Event Date, the Conversion Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in Section 7(b) above) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Conversion Price hereunder, no adjustment shall be made.

(e) Calculations. All calculations under this Section 7 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of Ordinary Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Ordinary Shares.

(f) Voluntary Adjustment by Company. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Note, with the prior written consent of the Holder, reduce (but not increase) the then current Conversion Price of each of the Notes to any amount and for any period of time deemed appropriate by the board of directors of the Company. Such reduction (but not increase) of Conversion Price shall also result in the same reduction of the Conversion Price (as defined in the Other Notes) immediately with the written consent of the holders of the Other Notes.

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8. INSTALLMENT CONVERSION OR REDEMPTION.

(a) General. On each applicable Installment Date, provided there has been no Equity Conditions Failure, the Company shall pay to the Holder of this Note the applicable Installment Amount due on such date by converting such Installment Amount in accordance with this Section 8 (an “Installment Conversion”); provided, however, that the Company may, at its option following notice to the Holder as set forth below, pay the Installment Amount by redeeming such Installment Amount in cash (a “Installment Redemption”) or by any combination of an Installment Conversion and an Installment Redemption so long as all of the outstanding applicable Installment Amount due on any Installment Date shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 8. On the date which is the sixth (6th) Trading Day prior to each Installment Date, the Company shall deliver written notice (each, an “Installment Notice” and the date the Holder receives such notice is referred to as the “Installment Notice Date”), to the Holder and such Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of such Holder’s Note shall be converted in whole pursuant to an Installment Conversion or (B) (1) state that the Company elects to redeem for cash, or is required to redeem for cash in accordance with the provisions of the Note, in whole or in part, the applicable Installment Amount pursuant to an Installment Redemption and (2) specify the portion of such Installment Amount which the Company elects or is required to redeem pursuant to an Installment Redemption (such amount to be redeemed in cash, the “Installment Redemption Amount”) and the portion of the applicable Installment Amount, if any, with respect to which the Company will, and is permitted to, effect an Installment Conversion (such amount of the applicable Installment Amount so specified to be so converted pursuant to this Section 8 is referred to herein as the “Installment Conversion Amount”), which amounts when added together, must at least equal the entire applicable Installment Amount and (ii) if the applicable Installment Amount is to be paid, in whole or in part, pursuant to an Installment Conversion, certify that there is not then an Equity Conditions Failure as of the applicable Installment Notice Date. Each Installment Notice shall be irrevocable. If the Company does not timely deliver an Installment Notice in accordance with this Section 8 with respect to a particular Installment Date, then the Company shall be deemed to have delivered an irrevocable Installment Notice confirming an Installment Conversion of the entire Installment Amount and shall be deemed to have certified that there is not then an Equity Conditions Failure in connection with such Installment Conversion. Except as expressly provided in this Section 8, an Installment Notice shall apply to each outstanding Note and the Company shall convert and/or redeem the applicable Installment Amount of each outstanding Note pursuant to this Section 8 in the same ratio of cash and shares. The applicable Installment Conversion Amount (whether set forth in the applicable Installment Notice or by operation of this Section 8) shall be converted in accordance with Section 8(b) and the applicable Installment Redemption Amount shall be redeemed in accordance with Section 8(c).

(b) Mechanics of Installment Conversion. Subject to Section 3(d), if the Company delivers an Installment Notice or is deemed to have delivered an Installment Notice certifying that such Installment Amount is being paid, in whole or in part, in an Installment Conversion in accordance with Section 8(a), then the Holder may, at any time thereafter, convert such Installment Conversion Amount, in whole or in part, at the Installment Conversion Price in accordance with the conversion procedures set forth in Section 3 hereunder (with “Installment Conversion Price” replacing “Conversion Price” for all purposes therein), mutatis mutandis; provided, however, that the Equity Conditions are then satisfied (or waived in writing by the Holder) on the applicable Installment Date and an Installment Conversion is not otherwise prohibited under any other provision of this Note. If the Company confirmed (or is deemed to have confirmed by operation of Section 8(a)) the conversion of the applicable Installment Conversion Amount, in whole or in part, and there was no Equity Conditions Failure as of the applicable Installment Notice Date (or is deemed to have certified that the Equity Conditions in connection with any such conversion have been satisfied by operation of Section 8(a)) but an Equity Conditions Failure occurred between the applicable Installment Notice Date and any time through the applicable Installment Date or Conversion Date, as applicable (the “Interim Installment Period”), the Company shall provide the Holder a subsequent notice to that effect. If there is an Equity Conditions Failure (which is not waived in writing by the Holder) during such Interim Installment Period or an Installment Conversion is not otherwise permitted under any other provision of this Note, then, at the option of the Holder designated in writing to the Company, the Holder may require the Company to do any one or more of the following: (i) the Company shall redeem all or any part designated by the Holder of the unconverted Installment Conversion Amount (such designated amount is referred to as the “Designated Redemption Amount”) and the Company shall pay to the Holder within two (2) Business Days of such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to 125% of such Designated Redemption Amount and/or (ii) the Installment Conversion shall be null and void with respect to all or any part designated by the Holder of the unconverted Installment Conversion Amount and the Holder shall be entitled to all the rights of a holder of this Note with respect to such designated part of the Installment Conversion Amount; provided, however, the Conversion Price for such designated part of such unconverted Installment Conversion Amount shall thereafter be adjusted to equal the lesser of (A) the Installment Conversion Price as in effect on the date on which the Holder voided the Installment Conversion and (B) the Installment Conversion Price that would be in effect on the date on which the Holder delivers a Conversion Notice relating thereto. If the Company fails to redeem any Designated Redemption Amount by the second (2nd) Business Day following the applicable Installment Date by payment of such amount by such date, then the Holder shall have the rights set forth in Section 4(b) and Section 4(c) as if the Company failed to pay the applicable Installment Redemption Price (as defined below) and all other rights under this Note (including, without limitation, such failure constituting an Event of Default described in Section 4(a)). The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of any Ordinary Shares in any Installment Conversion hereunder. Each Installment Conversion Amount shall be applied first to the Installment Amount due on the Installment Date nearest to the Maturity Date.

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(c) Mechanics of Installment Redemption. If the Company elects or is required to effect an Installment Redemption, in whole or in part, in accordance with Section 8(a), then the Installment Redemption Amount, if any, shall be redeemed by the Company in cash on the applicable Installment Date by wire transfer to the Holder of immediately available funds in an amount equal to 100% of the applicable Installment Redemption Amount (the “Installment Redemption Price”). If the Company fails to redeem such Installment Redemption Amount on such Installment Date by payment of the Installment Redemption Price, then, at the option of the Holder designated in writing to the Company (any such designation shall be a “Conversion Notice” for purposes of this Note), the Holder may require the Company to convert all or any part of the Installment Redemption Amount at the Installment Conversion Price (determined as of the date of such designation). Conversions required by this Section 8(c) shall be made in accordance with the provisions of Section 3(c). Notwithstanding anything to the contrary in this Section 8(c), but subject to Section 3(d), until the Installment Redemption Price (together with any Late Charges thereon and Make-Whole Amount) is paid in full, the Installment Redemption Amount (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Ordinary Shares pursuant to Section 3. In the event the Holder elects to convert all or any portion of the Installment Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Installment Redemption Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice. Redemptions required by this Section 8(c) shall be made in accordance with the provisions of Section 11.

(d) Acceleration of Installment Amounts. Notwithstanding anything herein to the contrary, during any period commencing on an Installment Date (a “Current Installment Date”) and ending on the Trading Day immediately prior to the next Installment Date, at the option of the Holder, at one or more times during any calendar month, but not exceeding an amount equal to four (4) aggregate payments of the Installment Amount (unless otherwise agreed to between the Holder and the Company), the Holder may convert an additional Installment Amount (each, an “Acceleration”, and each such amount, an “Acceleration Amount”, and the Conversion Date of any such Acceleration, each an “Acceleration Date”), in whole or in part, at the Acceleration Conversion Price of such Acceleration Date in accordance with the conversion procedures set forth in Section 3 hereunder (with “Acceleration Conversion Price” replacing “Conversion Price” for all purposes therein), mutatis mutandis. Each Acceleration Amount shall be applied first to the Installment Amount due on the Installment Date nearest to the Maturity Date.

(e) Deferred Installment Amount. Notwithstanding any provision of this Section 8 to the contrary, the Holder may, at its option and in its sole discretion, during any period commencing on a Current Installment Date and ending on the Trading Day immediately prior to the next Installment Date, at one or more times during any calendar month, but not exceeding an amount equal to four (4) aggregate payments of the Installment Amount, deliver a written notice to the Company no later than the Trading Day immediately prior to the applicable Installment Date electing to have the payment of all or any portion of an Installment Amount payable on such Installment Date deferred (such amount deferred, the “Deferral Amount”, and such deferral, each a “Deferral”) until any subsequent Installment Date selected by the Holder, in its sole discretion, in which case, the Deferral Amount shall be added to, and become part of, such subsequent Installment Amount and such Deferral Amount shall continue to accrue Interest hereunder. Any notice delivered by the Holder pursuant to this Section 8(e) shall set forth (i) the Deferral Amount and (ii) the date that such Deferral Amount shall now be payable.

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(f) Holder Optional Redemption; Subsequent Placement. Subject to the provisions of this Section 8(f), if, at any time while any Note is outstanding, the Company shall carry out one or more Subsequent Placements, the holders of the Notes (including the Holder) shall have the right to require the Company to first use up to 25% of the net proceeds of such Subsequent Placement to redeem (a “Holder Optional Redemption”) all or a portion of the Notes on a pro rata basis at a price in cash (such price, the “Holder Optional Redemption Price”) to equal to 105% multiplied by the sum of the aggregate principal amount of the Notes subject to the Holder Optional Redemption, plus accrued but unpaid Interest, plus, the Make-Whole Amount, plus Late Charges, if any, plus liquidated damages, if any, and any other amounts, if any, then owing to the holders in respect of their Notes. The Company shall deliver notice to each holder of the Notes of the Subsequent Placement at least ten (10) Trading Days prior to the closing of the Subsequent Placement (“Pre-Notice”), which Pre-Notice shall ask each such holder if it wants to review the details of such financing (such additional notice, a “Holder Optional Redemption Notice” and the date such Holder Optional Redemption Notice is deemed delivered hereunder, the “Holder Optional Redemption Notice Date”). If the holder exercises its right herein to require a Holder Optional Redemption by delivering written notice to the Company within ten (10) Trading Days of the Holder Optional Redemption Notice Date, the Company shall effect the Holder Optional Redemption and pay the Holder Optional Redemption Price to the holder on or prior to the tenth (10th) Trading Day following the consummation of the Subsequent Placement (the “Holder Optional Redemption Date”). Notwithstanding the foregoing, this Section 8(f) shall not apply with respect to Excluded Securities, except that no securities issued in a Variable Rate Transaction (as defined in the Securities Purchase Agreement) shall be Excluded Securities unless otherwise expressly stated in the Transaction Documents. For the avoidance of doubt, this Section 8(f) will apply to transactions effected pursuant to that certain Ordinary Share Purchase Agreement, by and between the Company and Tumim Stone Capital, LLC, dated as of July 8, 2026 (the “Tumim ELOC Agreement”), and the Company shall use 25% of the net proceeds received pursuant to the Tumim ELOC Agreement to redeem all or a portion of the Notes on a pro rata basis at the Holder Optional Redemption Price upon receipt of such proceeds.

(g) Company Optional Redemption. At any time when the Company is not under an agreement or subject to any offer or negotiations that would reasonably be expected to result in a Change of Control, the Company shall have the right to redeem all or any portion of the Conversion Amount then remaining under this Note (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (defined below) (a “Company Optional Redemption”). The portion of this Note subject to redemption pursuant to this Section 8(g) shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to the greater of (i) 100% of the Conversion Amount being redeemed as of the Company Optional Redemption Date (as defined below), and (ii) the product of (1) the quotient of (a) the Conversion Amount to be redeemed divided by (b) the Redemption Conversion Price, multiplied by (2) the higher of (a) greatest Closing Sale Price of the Ordinary Shares during the five (5) Trading Days prior to the Company Optional Redemption Notice Date (as defined below) or (b) the highest Closing Sale Price during the five (5) Trading Days prior to the Company Optional Redemption Date (as defined below). The Company may exercise its right to require redemption under this Section 8(g) by delivering a written notice thereof by electronic mail and overnight courier to the Holder (the “Company Optional Redemption Notice” and the date the Holder receives such notice is referred to as the “Company Optional Redemption Notice Date”). The Company may deliver only one Company Optional Redemption Notice in any twenty (20) Trading Day period and any such Company Optional Redemption Notice shall be irrevocable. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall be at least ten (10) Trading Days following the Company Optional Redemption Notice Date, and (y) state the Conversion Amount of the Note which is being redeemed in such Company Optional Redemption Amount on the Company Optional Redemption Date. All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 8(g) shall be made in accordance with Section 11. In the event of the Company’s redemption of any portion of this Note under this Section 8(g), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 8(g) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. For the avoidance of doubt, the Company shall have no right to effect a Company Optional Redemption if any Event of Default has occurred and continuing, but any Event of Default shall have no effect upon the Holder’s right to convert this Note in its discretion. Notwithstanding anything to the contrary herein, if the Company elects to effect a Company Optional Redemption, the Company shall effect such Company Optional Redemption on a pro rata basis among the holders of all outstanding Notes. The Company shall not selectively redeem Notes held by any holder pursuant to this Section 8(g) without redeeming the Notes held by all holders on the same proportional basis.

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9. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company shall not, by amendment of its Charter (as defined in the Securities Purchase Agreement), bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and shall at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Company (a) shall not increase the par value of any Ordinary Shares receivable upon conversion of this Note above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares upon the conversion of this Note. Notwithstanding anything herein to the contrary, if after sixty (60) days following the Issuance Date, the Holder is not permitted to convert this Note in full for any reason (other than pursuant to restrictions set forth in Section 3(d) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such conversion into Ordinary Shares.

10. RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. So long as any Notes remain outstanding, the Company shall at all times reserve at least 300% of the number of Ordinary Shares as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding (without regard to any limitations on conversions and assuming such Notes remain outstanding until the Maturity Date) at the Conversion Price then in effect (the “Required Reserve Amount”). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Notes based on the Original Principal Amount of the Notes held by each Holder on the Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any Ordinary Shares reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b) Insufficient Authorized Shares. If, notwithstanding Section 10(a), and not in limitation thereof, while any Notes are outstanding, the Company does not have a sufficient number of authorized and unreserved Ordinary Shares to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of Ordinary Shares equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized Ordinary Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall convene a general meeting of its shareholders for the approval of an increase in its authorized share capital. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized Ordinary Shares and to cause its board of directors to recommend to the shareholders that they approve such proposal. In the event that the Company is prohibited from issuing Ordinary Shares pursuant to the terms of this Note due to the failure by the Company to have sufficient Ordinary Shares available out of the authorized but unissued Ordinary Shares (such unavailable number of Ordinary Shares, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the Ordinary Shares on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under this Section 10(b); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by the Holder of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in this Section 10 shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

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11. REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice in accordance with Section 4(b). If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control, and within five (5) Business Days after the Company’s receipt of such notice otherwise. The Company shall deliver the applicable Company Optional Redemption Price to the Holder in cash on the applicable Company Optional Redemption Date in accordance with Section 8(g). If the Holder has elected optional redemption pursuant to Section 8(f) in response to its receipt of the Holder Optional Redemption Notice, the Company shall deliver the applicable Holder Optional Redemption Price to the Holder in cash on the applicable Holder Optional Redemption Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time the Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of the Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to the Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption (or for which the Company elected optional redemption) and for which the applicable Redemption Price (together with any Late Charges thereon and Make-Whole Amount) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 18(d)), to the Holder, and in each case the principal amount of this Note or such new Note (as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 11, if applicable) minus (2) the Principal portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of this Note or such new Notes (as the case may be) shall be automatically adjusted with respect to each conversion effected thereafter by the Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided, (B) eighty-five percent (85%) of the lowest Closing Bid Price of the Ordinary Shares during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided and (C) eighty-five percent (85%) of the quotient of (I) the sum of the two (2) lowest VWAPs of the Ordinary Shares during the ten (10) consecutive Trading Day period ending and including the applicable Conversion Date divided by (II) two (2) (it being understood and agreed that all such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction during such period). The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges and Make-Whole Amount, which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

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(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment (each, an “Other Redemption Notice”), the Company shall immediately, but no later than two (2) Business Days of its receipt thereof, forward to the Holder via electronic mail a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is two (2) Business Days prior to the Company’s receipt of the Holder’s applicable Redemption Notice and ending on and including the date which is two (2) Business Days after the Company’s receipt of the Holder’s applicable Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

12. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.

13. COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms:

(a) Rank. All payments due under this Note shall (i) rank pari passu with all Other Notes and (ii) be senior to all other Indebtedness of the Company and its Subsidiaries.

(b) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness that is senior to Indebtedness under the Notes other than Permitted Indebtedness.

(c) Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d) Restricted Payments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any current or future Indebtedness (other than the Notes) owed to any officer or director of the Company or any shareholder beneficially owning more than 10% of the outstanding Ordinary Shares, whether by way of payment in respect of principal of (or premium, if any), or interest on, such Indebtedness.

(e) Restriction on Redemption and Cash Dividends. The Company shall not directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its share capital.

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(f) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any material assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business and (ii) sales of inventory and product in the ordinary course of business, in each case consistent with past practice.

(g) Maturity of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of its Subsidiaries to mature or accelerate prior to the Maturity Date (other than any Permitted Indebtedness).

(h) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Subscription Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(i) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(j) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(k) Maintenance of Intellectual Property. The Company shall, and shall cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property (as defined in the Securities Purchase Agreement) of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(l) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(m) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except transactions in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

(n) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes), or (ii) issue any other securities that would cause a breach or default under the Notes.

(o) Reserved.

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(p) Pre-Delivery Shares.

(i) General. Subject to Section 3(d) above, at any time upon two (2) Trading Day’s prior written notice from the Holder to the Company, the Company shall deliver to the Holder (or its designee), either by crediting to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or by a duly executed share certificate, evidencing such aggregate number of Ordinary Shares (the “Pre-Delivery Shares”) equal to the lesser of (A) 1,145,609 (the “Maximum Pre-Delivery Share Amount”), and (B) the maximum number of Pre-Delivery Shares that may be then issued to the Holder without resulting in a breach of Section 3(d) above (or such lesser number of Ordinary Shares as the Holder may specify to the Company on or prior thereto); provided, that if as a result of clause (B) above, the Holder shall receive less than the Maximum Pre-Delivery Share Amount of Pre-Delivery Shares (such unissued Pre-Delivery Shares, the “Blocked Pre-Delivery Shares”), such Blocked Pre-Delivery Shares shall be held in abeyance by the Company until issued and released in accordance herewith or at such time as this Note is no longer outstanding. After the Issuance Date, and no later than two (2) Trading Days (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Release Notice Date (as defined below)) after the Company’s receipt of a written notice (each a “Release Notice”, and each such date, a “Release Notice Date”) from the Holder specifying an aggregate number of Blocked Pre-Delivery Share that the Holder may receive on the applicable Release Notice Date that, after giving effect to such issuance would not result in a breach of Section 3(d) above (each such Pre-Delivery Share specified in such Release Notice, a “Released Pre-Delivery Share”), the Company shall deliver to the Holder (or its designee) a duly executed and delivered share certificate evidencing such Released Pre-Delivery Shares set forth in the applicable Release Notice (except, if such Released Pre-Delivery Shares are eligible to be resold by the Holder pursuant to Rule 144 or an effective registration statement, the Company shall alternatively deliver such Released Pre-Delivery Shares to the Holder’s (or its designee’s) account with DTC by deposit/withdrawal at custodian), in each case, subject to the provisions of Section 3(c) and 3(d) above as if such Released Pre-Delivery Shares were due to such Holder pursuant to a Conversion Notice delivered to the Company on such Release Notice Date, and the Holder shall be the owner of such applicable Released Pre-Delivery Shares on the applicable Release Notice Date. For the avoidance of doubt, the Holder may deliver one or more Release Notices, at the Holder’s sole option, at any time after the Initial Pre-Delivery Date until such time as this Note no longer remains outstanding. Upon the Holder’s (or its designee’s) receipt of any Released Pre-Delivery Shares, such Released Pre-Delivery Shares shall constitute Pre-Delivery Shares hereunder.

(ii) Application of Pre-Delivery Shares; Delivery Shares. At any time the Company is required to deliver Ordinary Shares to the Holder hereunder (other than Pre-Delivery Shares or Released Pre-Delivery Shares)(each such share, a “Delivery Share”), whether upon conversion or otherwise, and the Holder (or its designee) holds one or more Pre-Delivery Shares, the Company shall apply (each, a “Delivery Share Application”) such Pre-Delivery Share, on a share for share basis, as available, against each Ordinary Share required to then be delivered hereunder, at which point in time, such applied Pre-Delivery Share shall cease to be a Pre-Delivery Share hereunder and shall become a Delivery Share hereunder and, consequently, the Company shall be deemed to have satisfied its delivery obligations hereunder with respect to such Delivery Share pursuant to this Note. Upon satisfaction in full of this Note, the Holder shall promptly return the Pre-Delivery Shares to the Company if such shares have not already been converted into Released Pre-Delivery Shares.

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(q) Independent Investigation. At the request of the Holder either (x) at any time when an Event of Default has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute an Event of Default or (z) at any time the Holder reasonably believes an Event of Default may have occurred or be continuing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by the Holder to investigate as to whether any breach of this Note has occurred (the “Independent Investigator”). If the Independent Investigator determines that such breach of this Note has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to each holder of a Note regarding such breach. In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its legal advisors and accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

14. INTENTIONALLY OMITTED.

15. DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 7, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of Ordinary Shares, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder shall be entitled to such Distributions as if the Holder had held the number of Ordinary Shares acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for such Distributions (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such Ordinary Shares as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

16. AMENDING THE TERMS OF THIS NOTE. Except for Section 3(d), which may not be amended, modified or waived by the parties hereto, the prior written consent of the Holder shall be required for any change, waiver or amendment to this Note.

17. TRANSFER. This Note and any Ordinary Shares issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(g) of the Securities Purchase Agreement.

18. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company shall forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 18(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

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(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note shall represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Make-Whole Amount, Interest and Late Charges on the Principal, Interest and Make-Whole Amount of this Note, from the Issuance Date.

19. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder shall cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 7).

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20. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

21. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

22. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 22 shall permit any waiver of any provision of Section 3(d).

23. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) Solely, in the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, at any time after the Company has knowledge of the circumstances giving rise to such dispute or (B) if by the Holder at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 23 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the tenth (10th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

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(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the non-prevailing party, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 23 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the Delaware Uniform Arbitration Act, as amended (the “DUAA”), solely with respect to matters covered by this Section 23 and that the Holder and Company are authorized to apply for an order to compel arbitration pursuant to the DUAA in order to compel compliance with this Section 23, (ii) a dispute relating to a Conversion Price includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of Ordinary Shares occurred under Section 7(a), (B) the consideration per share at which an issuance or deemed issuance of Ordinary Shares occurred, and (C) whether an agreement, instrument, security or the like constitutes an Option or Convertible Security, (iii) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Note and any other applicable Transaction Documents, (iv) the Holder and the Company shall have the right to submit any dispute described in this Section 23 to any state or federal court sitting in Wilmington, Delaware in lieu of utilizing the procedures set forth in this Section 23 and (v) nothing in this Section 23 shall limit the Holder or Company from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 23).

24. NOTICES; CURRENCY; PAYMENTS.

(a)Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company shall give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Ordinary Shares, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property to holders of Ordinary Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

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(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Holders, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of ten percent (10%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

25. CANCELLATION. After all Principal, accrued Interest, Late Charges, Make-Whole Amount and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

26. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

27. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Except as otherwise required by Section 23, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 23. The Company (on behalf of itself and each of its Subsidiaries) hereby appoints Rimon PC, legal counsel to the Company, as its agent for service of process in Delaware. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY. The choice of the laws of the State of Delaware as the governing law of this Note is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction under Delaware law except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the State of Delaware. The Company or any of their respective properties, assets or revenues does not have any right of immunity under Delaware law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of Delaware or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Note; and, to the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company hereby waives such right to the extent permitted by law and hereby consents to such relief and enforcement as provided in this Note and the other Transaction Documents.

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28. JUDGMENT CURRENCY.

(a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 28 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i) the date actual payment of the amount due, in the case of any proceeding in the courts of Delaware or in the courts of any other jurisdiction that shall give effect to such conversion being made on such date; or

(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 28(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 28(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, shall produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

29. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties shall endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

30. MAXIMUM PAYMENTS. Without limiting Section 9(d) of the Securities Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

31. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Acceleration Conversion Price” means, with respect to any given Acceleration Date, the lower of (i) the Installment Conversion Price for such Current Installment Date related to such Acceleration Date and (ii) 94% of the lowest VWAP of the Ordinary Shares during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately prior to such Acceleration Date, all such determinations to be appropriately adjusted for any share split, share dividend, share combination or other similar transaction during any such measuring period.

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(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(c) “Approved Share Plan” means any share incentive plan or other benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the Subscription Date, which provides for the grant of equity awards to any employee, officer or director for services provided to the Company in their capacity as such.

(d) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Ordinary Shares would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to collectively subject the Holder and all other Attribution Parties to the Maximum Percentage.

(e) “Bloomberg” means Bloomberg, L.P.

(f) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(g) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the Ordinary Shares in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of a majority of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(h) “Change of Control Redemption Premium” means one hundred and ten percent (110%)

(i) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported by OTC Markets Group Inc. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions during such period.

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(j) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

(k) “Convertible Securities” means any ordinary shares or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Ordinary Shares.

(l) “Current Subsidiary” means any Person in which the Company, as of the Subscription Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person, or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries.”

(m) “Eligible Market” means the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, The New York Stock Exchange or the NYSE American, or any successor to any of the foregoing.

(n) “Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Conversion Notices of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, if any, (c)(i) there is an effective registration statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Ordinary Shares issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future, except for the filing of post-effective amendment) or (ii) all of the Ordinary Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 by a person that is not an affiliate (as defined in Rule 144 as in effect on the Issuance Date) of the Company, and that has not been an affiliate (as defined in Rule 144 as in effect on the Issuance Date) of the Company during the three months immediately preceding such date, without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Holder, (d) the Ordinary Shares are trading on the Principal Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Principal Market (and the Company believes, in good faith, that trading of the Ordinary Shares on the Principal Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved Ordinary Shares for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares in question (or, in the case of a Company Optional Redemption or Installment Redemption, the shares issuable upon conversion in full of the Company Optional Redemption Amount or Installment Redemption Amount) to the Holder would not violate the limitations set forth in Section 3(d) herein, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control that has not been consummated, (i) the Holder is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information, (j) the Company has timely filed all SEC Documents required to be filed with or furnished to the Commission under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the Commission under Section 13(a) or Section 15(d) of the Exchange Act, (k) the lowest daily VWAP of the Ordinary Shares during the twenty (20) Trading Days prior to the applicable Installment Date is greater than $0.25 (subject to adjustment for any share split, share dividend, share combination or other similar transactions), and (l) the average daily trading volume of the Ordinary Shares on the Principal Market during the twenty (20) Trading Days prior to the applicable Installment Date is greater than $100,000.

(o) “Equity Conditions Failure” means that on any day during the period commencing twenty (20) Trading Days prior to the applicable Installment Notice Date through the later of the applicable Installment Date and the date on which the applicable Ordinary Shares are actually delivered to the Holder, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

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(p) “Event Market Price” means, with respect to any Share Combination Event Date, the quotient determined by dividing (x) the sum of the VWAP of the Ordinary Shares for each of the five (5) Trading Days with the lowest VWAP of the Ordinary Shares during the fifteen (15) consecutive Trading Day period ending and including the Trading Day immediately preceding the sixteenth (16th) Trading Day after such Share Combination Event Date, divided by (y) five (5).

(q) “Excluded Securities” means (i) Ordinary Shares or standard Options to purchase Ordinary Shares to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Share Plan, provided that (A) all such issuances (taking into account the Ordinary Shares issuable upon exercise of such Options) after the Subscription Date pursuant to this clause do not, in the aggregate, exceed fifteen percent (15%) of the Ordinary Shares issued and outstanding immediately prior to the Subscription Date, and (B) the exercise price of any such Options is not lowered, none of such Options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Options are otherwise materially changed in any manner that adversely affects any of the Buyers (as defined in the Securities Purchase Agreement); (ii) Ordinary Shares issued upon the conversion or exercise of Convertible Securities (as defined in the Securities Purchase Agreement) or Options (other than standard Options to purchase Ordinary Shares issued pursuant to an Approved Share Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion, exercise, or other method of issuance (as the case may be) of any such Convertible Security or Option is made solely pursuant to the conversion, exercise, or other method of issuance (as the case may be) provisions of such Convertible Security or Option that were in effect on the date immediately prior to the Subscription Date, the conversion, exercise, or issuance price of any such Convertible Securities or Options (other than standard Options to purchase Ordinary Shares issued pursuant to an Approved Share Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities or Options (other than standard Options to purchase Ordinary Shares issued pursuant to an Approved Share Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder, and none of the terms or conditions of any such Convertible Securities or Options (other than standard Options to purchase Ordinary Shares issued pursuant to an Approved Share Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (iii) the Conversion Shares; (iv) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations, or strategic transactions approved by the Company’s board of directors or a majority of the members of a committee of directors established for such purpose, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; and (v) Ordinary Shares issued or issuable pursuant to the Tumim ELOC Agreement.

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(r) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Ordinary Shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding Ordinary Shares, (y) 50% of the outstanding Ordinary Shares calculated as if any Ordinary Shares held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of Ordinary Shares such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding Ordinary Shares, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding Ordinary Shares, (y) at least 50% of the outstanding Ordinary Shares calculated as if any Ordinary Shares held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of Ordinary Shares such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding Ordinary Shares, or (v) reorganize, recapitalize or reclassify its Ordinary Shares, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding Ordinary Shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares not held by all such Subject Entities as of the date of this Note calculated as if any Ordinary Shares held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their Ordinary Shares without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction. Notwithstanding the foregoing, none of the following shall be deemed a Fundamental Transaction for purposes of this Note: (i) the Company amending its memorandum and articles of association to remove the Company’s requirement to hold an annual general meeting; (ii) the Company amending its memorandum and articles of association to increase the authorized share capital to US$500,000 divided into 500,000,000 shares of par value US$0.001 each; (iii) the Company’s shareholders approving a reverse split of all of the Company’s authorized and issued ordinary shares at a ratio of one-for-twenty (1-for-20); and (iv) the Company’s board of directors adopting and approving a share repurchase plan or program for an amount of Ordinary Shares to be determined by such board of directors in its sole discretion, as long as no Person who was not, as of the Issuance Date, a beneficial owner of securities of the Company giving such Person 50% or more of the Company’s voting power becomes the beneficial owner of 50% or more of such voting power as a result of such plan or program, in each case as determined pursuant to Rule 13d-3 under the Exchange Act; and (v) the Company reclassifying the Ordinary Shares into Class A Ordinary Shares and Class B Ordinary Shares, and as a result of which reclassification (1) holders of Class A Ordinary Shares shall be entitled to one vote per share while holders of Class B Ordinary Shares shall be entitled to ten votes per share and (2) Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares by the holders of Class B Ordinary Shares thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares.

(s) “GAAP” means United States generally accepted accounting principles, consistently applied.

(t) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(u) “Indebtedness” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(v) “Initial Installment Date” means the date that is the earlier of (a) the effective date of the Registration Statement (as defined in the Registration Rights Agreement) covering the resale by the Holder of the Ordinary Shares issuable under this Note, and (b) the ninetieth (90th) day following the Issuance Date of this Note.

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(w) “Installment Amount” means the sum of (A) (i) with respect to any Installment Date other than the Maturity Date, the lesser of (x) 11.1% of the Original Principal Amount and (y) the Principal amount then outstanding under this Note as of such Installment Date, and (ii) with respect to the Installment Date that is the Maturity Date, the Principal amount then outstanding under this Note as of such Installment Date (in each case, as any such Installment Amount may be reduced pursuant to the terms of this Note, whether upon conversion or redemption), (B) any Acceleration Amount accelerated pursuant to Section 8(d) and included in such Installment Amount in accordance therewith, (C) any Deferral Amount deferred pursuant to Section 8(e) and included in such Installment Amount in accordance therewith and (D) in each case of clauses (A) through (C) above, the sum of any accrued and unpaid Interest as of such Installment Date under this Note, if any, accrued and unpaid Late Charges, if any, and Make-Whole Amount under this Note as of such Installment Date. In the event the Holder shall sell or otherwise transfer any portion of this Note, the transferee shall be allocated a pro rata portion of the unpaid Installment Amount hereunder.

(x) “Installment Conversion Price” means the lower of (i) the Conversion Price and (ii) 94% of the lowest VWAP in the ten (10) Trading Days immediately prior to each Installment Date or Conversion Date, as applicable.

(y) “Installment Date” means (A) with respect to the first such date, the Initial Installment Date, and (B) with respect to all such dates subsequent to the Initial Installment Date, each one-month anniversary of the Initial Installment Date until the Maturity Date.

(z) “Make-Whole Amount” means, as of any given date and in connection with any conversion, redemption or other repayment hereunder, an amount equal to the amount of additional Interest that would accrue under this Note at the Interest Rate then in effect assuming for calculation purposes that the Principal of this Note as of the Issuance Date remained outstanding through and including the Maturity Date.

(aa) “Maturity Date” means the 12-month anniversary of the Issuance Date; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.

(bb) “New Subsidiary” means, as of any date of determination, any Person in which the Company, following the Subscription Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries.”

(cc) “Options” means any rights, warrants or options to subscribe for or purchase Ordinary Shares or Convertible Securities.

(dd) “Ordinary Shares” means (i) ordinary shares of the Company, par value $0.001 per share, and (ii) any shares or capital stock into which such ordinary shares shall have been changed or any share capital resulting from a reclassification of such ordinary shares.

(ee) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(ff) “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) Indebtedness secured by Permitted Liens or unsecured but as described in clauses (iv) and (v) of the definition of Permitted Liens, and (iii) Indebtedness disclosed on Schedule 3(q) to the Securities Purchase Agreement.

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(gg) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, in either case, with respect to Indebtedness in an aggregate amount not to exceed $100,000, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(x), and (viii) any Liens in respect of Permitted Indebtedness.

(hh) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity, or a government or any department or agency thereof.

(ii) “Principal Market” means The Nasdaq Stock Market LLC.

(jj) “Redemption Conversion Price” means, with respect to any given Company Optional Redemption Date, the lower of (i) the Conversion Price as in effect on such Company Optional Redemption Date and (ii) 94% of the lowest VWAP of the Ordinary Shares during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately prior to such Company Optional Redemption Date, all such determinations to be appropriately adjusted for any share split, share dividend, share combination or other similar transaction during any such measuring period.

(kk) “Redemption Notices” means, collectively, the Change of Control Redemption Notices, the Company Optional Redemption Notices, the Event of Default Redemption Notices, and the Holder Optional Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(ll) “Redemption Premium” means one hundred and twenty-five percent (125%).

(mm) “Redemption Prices” means, collectively, the Change of Control Redemption Prices, the Company Optional Redemption Prices, and the Event of Default Redemption Prices, and the Holder Optional Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

(nn) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(oo) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(pp) “Subsidiaries” means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

(qq) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(rr) “Subsequent Placement” means any issuance by the Company or any of its Subsidiaries of Ordinary Shares or Ordinary Share Equivalents for cash consideration, Indebtedness or a combination of units thereof from the date hereof until this Note is no longer outstanding, in a bona fide capital raise.

(ss) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(tt) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Ordinary Shares, any day on which the Ordinary Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Ordinary Shares, then on the principal securities exchange or securities market on which the Ordinary Shares are then traded, provided that “Trading Day” shall not include any day on which the Ordinary Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Ordinary Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Ordinary Shares, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

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(uu) “Transaction Documents” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(vv) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction during such period.

32. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:30 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries.

33. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party. Nothing in this Section 33 shall be construed to permit the holder of this Note to trade securities of the Company in violation of the Exchange Act.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed as of the Issuance Date set out above.

FAST TRACK GROUP

By:
Name:	Lim Sin Foo, Harris
Title:	Chief Executive Officer and Director

[Signature Page to Senior Convertible Note]

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EXHIBIT I

FAST TRACK GROUP

CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Fast Track Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into ordinary shares, par value $0.001 per share (the “Ordinary Shares”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest (including Default Interest, if applicable), Make-Whole Amount and accrued and unpaid Late Charges with respect to such portion of the Aggregate Principal and such Aggregate Interest and Aggregate Make-Whole Amount to be converted:

Aggregate Conversion Amount to be Converted:

Please confirm the following information:
Conversion Price:
Number of Ordinary Shares to be issued:
Less: Number of Pre-Delivery Shares held by Holder to be applied against Ordinary Shares otherwise required to be issued:
Number of Ordinary Shares to be issued (after reduction for such Pre-Delivery Shares):

Please issue the Ordinary Shares into which the Note is being converted to Holder, or for its benefit, as follows:

[ ]	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to: __________________________

[ ]	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant: ____________________________________________

DTC Number: _____________________________________________

Account Number: _________________________________________

Date: __________ __, ____

[Name of Registered Holder]

By: ___________________________________________

Name: _________________________________________

Title: _________________________________________

Tax ID: ______________________________________

E-Mail Address: ________________________________

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